Exhibit 99.1

VONTIER ANNOUNCES ACCELERATED SHARE REPURCHASE PROGRAM

RALEIGH, NC, February 22, 2022 – Vontier Corporation (“Vontier”) (NYSE: VNT) today announced that it has entered into a $250 million accelerated share repurchase agreement (the “ASR Agreement” or “ASR”) with Citibank, N.A. Vontier will acquire the shares as part of its previously approved $500 million share repurchase authorization announced in May 2021.

“Vontier is in the midst of a multi-year portfolio transformation, and this ASR reflects our strong conviction in the business, its growth prospects, and the strength of its free cash flow as we reposition Vontier to lead in the energy transition and solving next-gen mobility and transportation challenges,” said Mark D. Morelli, President and Chief Executive Officer.

“Our Board and management are committed to accretive capital allocation with accelerated share repurchase as an immediate priority to create shareholder value. Vontier’s long term capital allocation priorities aim to balance disciplined investing in organic and inorganic opportunities with returning capital to shareholders. Given the strength of our balance sheet, we are confident in our ability to achieve both objectives while maintaining our investment grade ratings,” Morelli continued. “We will continue to align our capital allocation priorities and strategic portfolio optionality to the benefit of our shareholders as we execute on the initiatives underway to drive further portfolio diversification and profitable growth.”

Subject to completion of this ASR, Vontier is expected to have approximately $250 million remaining under its current repurchase authorization. While the amount and timing of future share purchases are subject to a number of factors, including Vontier’s business, share price and general market conditions, the Company intends to continue repurchases later in the year to drive shareholder value. The remaining share repurchases may be made from time to time through open market purchases, 10b5-1 plans, future ASR programs or through privately negotiated transactions.

ABOUT VONTIER

Vontier is a global industrial technology company at the forefront of solving next-gen mobility and transportation challenges. Guided by the Vontier Business System and an unwavering commitment to our customers, Vontier delivers smart, sustainable solutions to create a better world.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to our capital allocation plans, including our ability to acquire shares of our common stock under our previously approved share repurchase authorization, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Lisa Curran

Vice President, Investor Relations

Vontier Corporation

5438 Wade Park Blvd, Suite 600

Raleigh, NC, 27607

Telephone: (984) 275-6000

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